CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Beacon Properties, L.P. on Form S-3 (File No. 333-21787) of our audit report dated May 29, 1997 on our audit of the statement of excess of revenues over specific operating expenses of 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996, which report is included in this Form 8-K.




                                      /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 4, 1997